UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2009

PIONEER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (210) 828-7689

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On November 12, 2009, Pioneer Drilling Company (the “Company”) entered into an Underwriting Agreement with Jefferies & Company, Inc. (the “Underwriting Agreement”) providing for the sale to the public of 3,820,000 shares of the Company’s common stock, plus an additional 573,000 shares if the underwriter exercises its 30-day option to cover over-allotments, if any, at $6.75 per share. The Underwriting Agreement contains other terms and conditions that are generally customary for transactions of this nature. The transactions contemplated by the Underwriting Agreement are expected to close on November 17, 2009. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the Underwriting Agreement.

The offering is being made pursuant to an existing and effective shelf registration statement filed on Form S-3 (File No. 333-160416) with the Securities and Exchange Commission, as supplemented by a final prospectus supplement dated November 12, 2009, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

ITEM 8.01	Other Events.

On November 12, 2009, the Company issued a press release announcing that it has priced the offering described in Item 1.01. A copy of the press release is included as Exhibit 99.1 to this report and is incorporated by reference herein.

The opinion of Fulbright & Jaworski L.L.P. regarding the validity of the common stock issued pursuant to the offering of shares of common stock described in Item 1.01 is filed as Exhibit 5.1 hereto.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated November 12, 2009

5.1	Opinion of Fulbright & Jaworski L.L.P., dated November 12, 2009

23.1	Consent of Fulbright & Jaworski L.L.P. (included in its opinion filed as Exhibit 5.1)

99.1	Press Release, dated November 12, 2009, announcing pricing a common stock offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY

By	/S/ CARLOS R. PEÑA
Carlos R. Peña
Vice President, General Counsel and Secretary
(Duly Authorized Officer)

Date: November 12, 2009

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 12, 2009

5.1	Opinion of Fulbright & Jaworski L.L.P., dated November 12, 2009

23.1	Consent of Fulbright & Jaworski L.L.P. (included in its opinion filed as Exhibit 5.1)

99.1	Press Release, dated November 12, 2009, announcing pricing a common stock offering

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